                                                                     EXHIBIT 1.1


                                  $250,000,000

                              EXPRESS SCRIPTS, INC.

                          9 5/8 % Senior Notes due 2009


                               PURCHASE AGREEMENT


                                                                  June 11, 1999

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, N.Y.  10010-3629

Ladies and Gentlemen:

         1. Introductory. Express Scripts, Inc., a Delaware corporation (the "Company"), and the Guarantors (as defined) propose, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (collectively, the "Purchasers") U.S. $250,000,000 principal amount of their 9 5/8% Senior Notes due 2009 (the "Notes") to be issued under an indenture, dated as of June 11, 1999 (the "Indenture"), among the Issuers (as defined) and Bankers Trust Company, as trustee (the "Trustee"). The Notes will be guaranteed (the "Guarantees") on a senior unsecured basis by certain of the Company's domestic subsidiaries listed on the signature pages hereof (collectively, the "Guarantors"). The Company and the Guarantors are collectively referred to herein as the "Issuers." The Notes and the Guarantees are collectively referred to herein as the "Offered Securities." The United States Securities Act of 1933, as amended, is herein referred to as the "Act."

         The Purchasers and the direct and indirect transferees of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Issuers have agreed, among other things, to file a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

         The Issuers hereby agree with the Purchasers as follows:

         2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to, and agree with, the Purchasers that:

         (i) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Issuers. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement and on the Closing Date (as defined below), the Offering Document does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of their respective filings, the Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), do not include any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Document. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Offering Document. The subsidiaries listed on Exhibit B hereto are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Company and the Subsidiaries taken as a whole). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and to the extent shown in Exhibit B hereto are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and, other than as described in the Offering Document or as disclosed in writing to the Purchasers, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Company or any of the Subsidiaries are outstanding.

         (iii) The outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; and no preemptive rights of stockholders of the Company exist, other than as disclosed in the Offering Document and waived in writing by the holders thereof. Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

         (iv) The Indenture has been duly authorized by each of the Issuers;
and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will constitute a valid and legally binding obligation of each of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA").

         (v) The Notes have been duly authorized by the Company; and when the Notes are issued and authenticated in accordance with the terms of the Indenture and paid for by the Purchasers pursuant to this Agreement on the Closing Date (as defined below), the Notes will have been duly executed, authenticated, issued and delivered and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Guarantees have been duly authorized by the Guarantors; and when issued by the Guarantors in accordance with the terms of the Indenture and the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, the Guarantees will have been duly executed, issued and delivered and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will constitute valid and legally binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Offered Securities and the Indenture conform in all material respects to the description thereof contained in the Offering Document.

         (vi) The Registration Rights Agreement has been duly authorized by each of the Issuers, and, when duly executed and delivered by the Issuers on the Closing Date, the Registration Rights Agreement will constitute a valid and legally binding obligation of each of the Issuers, enforceable in accordance with its terms, (a) except as rights of indemnity or contribution, or both, may be limited by state and federal securities laws or contribution, or both, may be limited by state and federal securities laws or public policy underlying such laws and (b) subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Document.

         (vii) The Exchange Securities and the guarantees to be endorsed thereon have been duly authorized by the Company and the Guarantors, respectively; and when the Exchange Securities are executed, and authenticated, issued in accordance with the terms of the Indenture and delivered in exchange for the Notes pursuant to the Registration Rights Agreement, the Exchange Securities will have been duly executed, authenticated, issued and delivered and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and when the guarantees endorsed on the Exchange Securities are issued in accordance with the terms of the Indenture and the Exchange Securities are delivered in exchange for the Notes pursuant to the Registration Rights Agreement, such guarantees will have been duly executed, issued and delivered and will be in the form contemplated by, and entitled to the benefits of, the Indenture and will constitute valid and binding obligations of each of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (viii) The information set forth under the caption "Capitalization" in the Offering Document is true and correct. The outstanding shares of the Company's common stock conform in all material respects to the description thereof in the Offering Document.

         (ix) The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Offering Document, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The consolidated financial statements of Diversified Pharmaceutical Services, Inc. ("DPS") and its consolidated subsidiaries, together with related notes and schedules set forth or incorporated by reference in the Offering Document, present fairly the financial position and the results of operations and cash flows of DPS and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The consolidated financial statements of

Value Health, Inc. and Managed Prescription Network, Inc. (collectively, "ValueRx") and its consolidated subsidiaries, together with related notes and schedules set forth or incorporated by reference in the Offering Document, present fairly the financial position and the results of operations and cash flows of ValueRx and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein effect the proper application of those adjustments to the corresponding historical financial statement amounts. The summary financial and operating data included or incorporated by reference in the Offering Document present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

         (x) Each of PricewaterhouseCoopers LLP and Ernst & Young LLP, who have certified certain of the financial statements included in, or incorporated by reference in, the Offering Document are independent public accountants as required by the Act.

         (xi) There is no action, suit, claim or governmental or third-party payor audit (other than client audits in the ordinary course of business), investigation or other proceeding ("Proceeding") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties which if determined adversely to the Company or any of the Subsidiaries might individually or in the aggregate have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby or materially and adversely affect the Issuers' ability to perform their respective obligations under the Indenture, the Registration Rights Agreement or this Agreement, except as set forth in the Offering Document, including, without limitation, any such Proceeding pursuant to federal or state laws or regulations
(i) prohibiting the payment or receipt of remuneration for patient referrals,
(ii) prohibiting the filing of false claims, (iii) prescribing conditions of participation for certification by the Medicare and Medicaid programs and state fund programs or standards for licensure or health planning approval or (iv) providing for reimbursement under the Medicare and Medicaid and state fund programs.

         (xii) Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (other than as described in the

Offering Document) hereinabove described, except for such properties disposed of in the ordinary course of business, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Offering Document) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, with such exceptions as are not material.

         (xiii) The Company and the Subsidiaries have timely filed all federal, state, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith in appropriate proceedings. All material tax liabilities have been adequately provided for in the financial statements of the Company.

         (xiv) Since the date of the last audited financial statement included in the Offering Document, there has not been any material adverse change or any development involving a prospective material adverse change in or adversely affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Offering Document. Except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included or incorporated by reference in the Offering Document.

         (xv) Neither the Company nor any of the Subsidiaries is, or, with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its corporate charter or by-laws, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, which default or violation (in the case of (ii) and (iii) only) is of material significance in respect of the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. This Agreement has been duly authorized, executed and delivered by the Issuers. The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture and the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of a lien pursuant to any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the charter or by-laws of any of the Issuers or any statute, rule regulation or order of any governmental agency or body or of any decree or order by any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

         (xvi) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuers of this Agreement, the Registration Rights Agreement and the Indenture and the transactions contemplated hereby and thereby and the issue and sale of the Offered Securities (except such additional steps as may be necessary to qualify the Offered Securities for the offering contemplated hereby under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

         (xvii) The Company and the Subsidiaries own, possess or can acquire on reasonable terms adequate patents, patent rights, trade names, trademarks or copyrights and other intellectual property materially necessary to conduct the business now operated by them, or presently employed by them. To the best knowledge of the Company, neither the Company nor any of the Subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any Subsidiary.

         (xviii) No labor dispute with the employees of the Company or any Subsidiary exists or, to the best knowledge of the Company, is imminent that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole.

         (xix) Neither the Company nor any Subsidiary is, and after giving effect to the offer and sale of the Offered Securities will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         (xx) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses as presently conducted and the value of their respective properties and as is customary for companies engaged in similar industries.

         (xxi) With respect to pension and welfare plans maintained by the Company and the Subsidiaries, each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; none of the Company and the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and the Subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (xxii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

         (xxiii) To the best knowledge of the Company, the Company and each of the Subsidiaries has conducted its business in material compliance with all the laws, rules and regulations of the jurisdictions in which each such entity is conducting business, except as disclosed in the Offering Document. Without limiting the foregoing, except as disclosed in the Offering Document, (i) the Company is in compliance with the requirements of Section 13(b)(2) of the Exchange Act applicable to it and (ii) the Company and each of the Subsidiaries, and each of the professional employees of the Company and each Subsidiary, owns or possesses and is in compliance with the terms, provisions and conditions of all permits, licenses, franchises, operating certificates, orders, authorizations, registrations, qualifications, consents or approvals (including certificates of need, licenses, pharmacy licenses, Medicare provider numbers, accreditations and other similar documentation or approvals of any local health departments of any Authority (as hereinafter defined)) of any court, arbitrator or arbitral body, or any federal, state, local or foreign governmental agency or self-regulatory authority, department or commission, or any other board, bureau, review board, instrumentality or similar organization, domestic or foreign, or any applicable private accrediting organization (collectively, "Authority") (hereinafter collectively, "Permits") necessary to own and use the properties and assets of the Company and each of the Subsidiaries, respectively, and to conduct their respective businesses, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries taken as a whole; as to the Company and each Subsidiary, each such Permit of and from such Authorities is valid and in full force and effect and there is no Proceeding pending or, to the Company's knowledge, threatened (or any reasonable basis therefor) which may cause any such Permit of or from any Authority to be revoked, withdrawn, canceled, suspended or not renewed, except where the failure to own or possess such Permit would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.

         (xxiv) To the best knowledge of the Company, each of the Company and the Subsidiaries and their respective officers and directors, and, to the best knowledge of the Company, persons who provide professional services under agreements with the Company and/or the Subsidiaries, have not engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, under Section1320a-7, 1320a-7a, 1302a-7b or 1395nn of Title 42 of the United States Code, the federal CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, standards of accreditation applicable to the Company or the Subsidiaries or rules of professional conduct, which activities might reasonably be expected to result in sanctions (financial or otherwise) that would be material to the Company and the Subsidiaries taken as a whole.

         (xxv) (A) To the best of the Company's knowledge, no person who immediately following any Closing Date will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001) in the Company of 10% or more (a "Major Investor"), and (B) to the best knowledge of the Company, no present subsidiary of such Major Investor other than the
Company: (1) has had a civil monetary penalty assessed against it under 42 U.S.C. Section 1320a-7a; (2) has been excluded from participation under the Medicare program or under a state health care program as defined in 42 U.S.C.
Section 1320a-7(h) (a "State Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in 42 U.S.C. Section 132a-7(a) or (b)(1),
(2), (3):

(a) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program;

(b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

(c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

(d) criminal offenses under federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

(e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

         (xxvi) To the best knowledge of the Company, except as disclosed in the Offering Document, there is no Medicare, Medicaid or CHAMPUS recoupment or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any Subsidiary.

         (xxvii) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         (xxviii) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the TIA.

         (xxix) None of the Issuers, nor any of their respective affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S ("Regulation S") under the Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, their respective affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuers has entered or will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

         (xxx) No holder of securities of any Issuer (other than the holders of the Offered Securities) will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.401% of the principal amount thereof, plus accrued interest, if any, from June 16, 1999 to the Closing Date, the respective principal amounts of Offered Securities set forth opposite the names of the Purchasers in Schedule A hereto.

         The Issuers will deliver against payment of the purchase price therefor the Offered Securities in the form of one or more permanent global Offered Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005, at 10:00 A.M. New York City time, on June 16, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005 at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date only in accordance with Rule 903 or Rule 144A under the Act ("Rule 144A") and pursuant to the offering and transfer procedures and restrictions set forth in the Offering Document. Accordingly, none of the Purchasers nor any of their affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Purchasers, their respective affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with any other Purchaser or affiliates of any other Purchaser or with the prior written consent of the Issuers.

         (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Act provided by Rule 144A.

         (e) Each Purchaser severally represents and agrees that (i) it has not offered or sold, and prior to the date six months after the date of issue of the Offered Securities will not offer or sell, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Issuers. The Issuers agree with the several Purchasers that:

         (a) The Issuers will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's prior consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers promptly will notify CSFBC of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (b) The Issuers will furnish to CSFBC copies of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. At any time when the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, the Issuers will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

         (c) The Issuers will arrange for the qualification of the Offered Securities for sale under the laws of such U.S. jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers.

         (d) During the period of ten years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

         (e) During the period of two years after the Closing Date, the Issuers will, upon request, furnish to CSFBC and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

         (f) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Act) to, resell any of the Offered Securities that have been reacquired by any of them.

         (g) During the period of two years after the Closing Date, the Company will not be or become, an open end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (h) The Issuers will pay all expenses incident to the performance of their obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, (ii) any commercial travel and lodging expenses of the Company's officers and employees in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (it being understood that the cost of any chartered airplane will be split evenly between the Company and the Purchasers), (iii) expenses incurred in printing and distributing any preliminary offering circulars and the Offering Document (including any amendments and supplements thereto), (iv) the fees and expenses of the Trustee and its professional advisers, (v) the cost of qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") and any expenses incident thereto and (vi) any fees charged by investment rating agencies for the rating of the Offered Securities.

         (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuers nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         (j) For a period of 90 days after the Closing Date, the Issuers will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any U.S. dollar-denominated debt securities issued or guaranteed by any of them and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC. The Issuers will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         (k) The Company shall apply the net proceeds of the sale of the Offered Securities as set forth in the Offering Document.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuers herein set forth, to the accuracy of the statements of the Issuers' officers made pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions precedent:

         (a) The Purchasers shall have received a letter, dated the date of this Agreement, of each of PricewaterhouseCoopers LLP (with respect to the Company and its consolidated subsidiaries and DPS and its consolidated subsidiaries), and Ernst & Young LLP (with respect to ValueRx and its consolidated subsidiaries) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations thereunder (the "Rules and Regulations") and to effect that:

               (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Offering Document;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures up to a date no earlier than three business days prior to the date of this Agreement, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the
               Offering Document do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants there was any change in capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the March 31, 1999 consolidated balance sheet included in the Offering Document, and at the last day of the month preceding the date of this Agreement, there was any change in the capital stock, increase in long-term debt or any decreases in stockholders' equity of the Company and its consolidated subsidiaries as compared with amounts shown on the March 31, 1999 consolidated balance sheet shown in the Offering Document; or

                    (C) for the period from April 1, 1999 to April 30, 1999,
               there were any decreases, as compared with the corresponding period in the preceding year, (i) in the Company's net sales (excluding DPS) or in the total or per share amounts in the Company's income before extraordinary items (excluding DPS) or of the Company's net income (excluding DPS) or (ii) in DPS's net sales or DPS's total income before extraordinary items or DPS's net income; and, at the last day of the month preceding this Agreement, as compared with the corresponding period in the preceding year, there were any decreases in (i) the Company's (excluding DPS) net sales, or (ii) in DPS's net sales or DPS's total income before extraordinary items or DPS's net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur;

               (iv) with respect to the letter being provided by PricewaterhouseCoopers LLP pertaining to the Company only, on the basis of a reading of the unaudited pro forma financial statements of the Company included or incorporated by reference in the Offering Document, inquiries of certain officials of the Company and DPS who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that such unaudited pro forma financial statements do not comply as to form in all material respects with the accounting requirements of Rule 11-02 of Regulation S-X under the Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries or DPS and its subsidiaries, as the case may be, subject to the internal controls of the Company's or DPS's accounting system, as the case may be, or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (b) The offering of 4,500,000 shares of the Company's Class A Common Stock, par value $.01 per share, pursuant to the Company's registration statement (No. 333-74613) on Form S-3 and the use of the proceeds thereof as described in the Offering Document shall have been consummated or shall be consummated simultaneously with the sale to the Purchasers of the Offered Securities.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the earnings, business, management, properties, assets, rights, operating condition (financial or other), or prospects of the Company and the Subsidiaries taken a whole which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of any Issuer (including, without limitation, the Notes) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of any Issuer, including, without limitation, the Notes (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York State authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

         (d) The Purchasers shall have received on the Closing Date the opinion of Simpson Thacher & Bartlett, counsel for the Issuers, dated the Closing Date and addressed to the Purchasers, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Offering Document.

               (ii) The outstanding shares of the Company's common stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the outstanding shares of common stock of the Company conform in all material respects to the description thereof contained in the Offering Document; and no preemptive rights of stockholders of the Company are set forth in the charter.

               (iii) The Indenture is in such form that would not preclude qualification under the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. The Indenture has been duly authorized, executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (iv) The issuance and sale of the Notes has been duly authorized by the Company, and the Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (v) The issuance of the Guarantees has been duly authorized by each of the Guarantors, and the Guarantees, when the Notes are executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (vi) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

               (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery by the Purchasers, is a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that any rights of indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

               (viii) The Exchange Securities and the guarantees to be endorsed on the Exchange Securities have been duly authorized by the Issuers; and when the Exchange Securities and such guarantees are executed and issued in accordance with the terms of the Indenture and the Exchange Securities are delivered in exchange for the Notes pursuant to the Registration Rights Agreement, the Exchange Securities and such guarantees will have been duly executed, issued and delivered and the Exchange Notes and such guarantee will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to an affecting creditors' rights and to general equity principles.

               (ix) The Company is not an "investment company" within the meaning of and subject to regulation under the 1940 Act.

               (x) No approval, consent, order, authorization, registration or qualification of or with any federal or New York State court or governmental agency or body or any Delaware court or governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Offered Securities by the Issuers or the execution and delivery or the consummation by the Issuers of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Purchasers.

               (xi) The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Offering Document.

               (xii) Such counsel does not know of any contracts or documents required to be described in a prospectus pursuant to the Act and the Rules and Regulations if the Offered Securities were registered thereunder which are not so described in the Offering Document.

               (xiii) Such counsel does not know of any material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be described in a prospectus pursuant to the Act and the Rules and Regulations if the Offered Securities where registered thereunder except as set forth in the Offering Document.

               (xiv) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof do not and will not (i) violate the charter or by-laws of any of the Issuers or (ii) result in a breach or constitute a default under or result in the creation or imposition of a lien pursuant to any contract or agreement filed as an exhibit to the Exchange Act Reports, or any statute, rule, regulation or order of any federal or New York State governmental agency or body, having jurisdiction over the Company or any Subsidiary or any of their respective properties, except (in the case of (ii) only) where such violation, breach or default would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or the offer, sale, delivery or trading of the Offered Securities.

               (xv) It is not necessary in connection with the (i) offer, sale and delivery of the Offered Securities by the Issuers to the Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Act or to qualify the Indenture under the Trust Indenture Act.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Offering Document, or any amendment or supplement thereto, as of the date hereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and related schedules included or incorporated by reference therein).

         (e) The Purchasers shall have received on the Closing Date the opinion of Thomas M. Boudreau, Esq., Senior Vice President of Administration and General Counsel of the Company, dated the Closing Date and addressed to the Purchasers, to the effect that:

               (i) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to conduct its business as described in the Offering Document; each of the Company and the Subsidiaries is duly qualified to transact business in all jurisdictions deemed material to its operations and listed on a schedule to such opinion; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned of record by the Company or a Subsidiary except as described in Exhibit B hereto; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances, equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiaries are outstanding, except as otherwise described in the Offering Document.

               (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Offering Document.

               (iii) Except as described in or contemplated by the Offering Document or as otherwise disclosed to the Purchasers, to the knowledge of such counsel there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

               (iv) Such counsel does not know of any contracts or documents required to be described in a prospectus pursuant to the Act and the Rules and Regulations if the Offered Securities were registered thereunder which are not so described in the Offering Documents; the descriptions in the Offering Document of any material contract or other material documents are accurate in all material respects and fairly present the information shown therein.

               (v) Such counsel does not know of any material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries of a character required to be described in a prospectus pursuant to the Act and the Rules and Regulations if the Offered Securities where registered thereunder except as set forth in the Offering Document.

               (vi) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Offered Securities and the compliance with the terms and provisions thereof, do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound or any decree or order known to such counsel by any court, domestic or foreign, having jurisdiction over the Company or any Subsidiaries or any of their respective properties, except where such conflict or breach would not have a material adverse effect on the Company or any of the Subsidiaries, taken as a whole, or the offer, sale, delivery or trading of the Offered Securities.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads him to believe that the Offering Document, or any amendment or supplement thereto, as of the date hereof or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and related schedules included or incorporated by reference therein).

         (f) The Purchasers shall have received from Cahill Gordon & Reindel, counsel for the Purchasers, an opinion, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several

Purchasers as contemplated hereby and other related matters as the Purchasers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (g) The Purchasers shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of each of the Issuers, dated as of the Closing Date, to the effect that each of them severally represents in his capacity as an officer of such Issuer as follows:

               (i) The representations and warranties of the Issuers contained in Section 2 hereof are true and correct in all material respects as of the Closing Date and the Issuers have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) He has carefully examined the Offering Document and, in his opinion, as of the date thereof and as of the Closing Date, the statements contained in the Offering Document were true and correct in all material respects, and the Offering Document did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the date of the Offering Document, no event has occurred which should have been set forth in a supplement to or an amendment of the Offering Document which has not been so set forth in such supplement or amendment; and

               (iii) Since the date of the most recent financial statements of the Company included in the Offering Document, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

         (h) The Company shall have furnished to the Purchasers such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Purchasers may reasonably have requested.

         (i) The Offered Securities shall have been designated for trading on the PORTAL market.

         (j) The Purchasers shall have received a letter, dated the Closing Date, of each of PricewaterhouseCoopers LLP and Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

         (k) Each of the Issuers and the Trustee shall have executed and delivered the Indenture in form and substance satisfactory to the Purchasers and the Indenture shall be in full force and effect.

         (l) Each of the Issuers shall have executed and delivered the Registration Rights Agreement in form and substance satisfactory to the Purchasers and the Registration Rights Agreement shall be in full force and effect.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. Each of the Issuers will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers will not be liable (x) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in subsection (b) of this Section 7 or (y) to any Purchaser pursuant to this
Section 7(a) with respect to any preliminary offering circular to the extent that any such loss, claim, damage or liability (or any actions or proceedings in respect thereof) results from such Purchaser's sale of Offered Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Document in any case where such delivery is required by the Act if the Issuers have previously furnished copies thereof to such Purchaser and the loss, claim, damage or liability of such Purchaser results from an untrue statement or omission of a material fact contained in such preliminary offering circular which was corrected in the Offering Document.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuers, their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each
Purchaser: the information contained in paragraph nine under the caption "Plan of Distribution."

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) and (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchasing obligations and not joint.

         (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated, severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Issuers and the Purchasers pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Issuers will, jointly and severally, reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel to the Purchasers) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Investment Banking Department--Transactions Advisory Group, or, if sent to any of the Issuers, will be mailed, delivered or telegraphed and confirmed to it at Express Scripts, Inc., 13900 Riverport Drive, Maryland Heights, Missouri 63043, Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

         12. Representation of Purchasers. CSFBC will act for the several Purchasers in connection with this financing, and any action under this Agreement taken by it will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Issuers hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                            [Signature Page Follows]

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Issuers one of the counterparts hereof, whereupon it will become a binding agreement between the Issuers and the several Purchasers in accordance with its terms.


                                   Very truly yours,

                                   EXPRESS SCRIPTS, INC.


                                   By: /s/    George Paz
                                       ________________________________
                                       Name:  George Paz
                                       Title: Senior Vice President and
                                              Chief Financial Officer


                                    DIVERSIFIED PHARMACEUTICAL SERVICES, INC.,
                                    ESI/VRx SALES DEVELOPMENT CO., EXPRESS
                                    SCRIPTS VISION CORPORATION, IVTx, INC.,
                                    MANAGED PRESCRIPTION NETWORK, INC., MHI,
                                    INC., VALUE HEALTH, INC., VALUERx, INC.,
                                    VALUERx PHARMACY PROGRAM, INC.,
                                    YOURPHARMACY.COM, INC., HEALTH CARE
                                    SERVICES, INC.



                                    By: /s/    George Paz
                                        ________________________________
                                        Name:  George Paz
                                        Title: Senior Vice President and
                                               Chief Financial Officer

The foregoing Purchase Agreement is
hereby confirmed and accepted as of the
date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.

Acting on behalf of themselves and the
several Purchasers

By:  CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/   Colleen Burke
   ___________________________________
   Name:  Colleen Burke
   Title: Director

                                   SCHEDULE A


                                                             PRINCIPAL AMOUNT
                          PURCHASER                              OF NOTES
                          ---------                              --------
        Credit Suisse First Boston Corporation                 162,500,000
        Deutsche Bank Securities Inc.                           87,500,000
                                                              ------------
                               Total                          $250,000,000
                                                              ============

                                    EXHIBIT A


                                  SUBSIDIARIES



1.       Diversified Pharmaceutical Services, Inc. (Minnesota)
2.       ESI/VRx Sales Development Co. (Delaware)
3.       Express Scripts Vision Corp. (Delaware)
4.       IVTx, Inc. (Delaware)
5.       Managed Prescription Network, Inc. (Delaware)
6.       MHI, Inc. (Nevada)
7.       Value Health, Inc. (Delaware)
8.       ValueRx, Inc. (Delaware)
9.       Health Care Services, Inc. (Pennsylvania)
10.      ValueRx Pharmacy Program, Inc. (Michigan)
11.      Your Pharmacy.com, Inc. (Delaware)

                                    EXHIBIT B


SUBSIDIARY                                            STATE OF INCORPORATION        D/B/A
----------                                            ----------------------        -----
Diversified Pharmaceutical Services, Inc.             Minnesota                     None
Diversified NY IPA, Inc.                              New York                      None
Diversified Pharmaceutical Services (Puerto Rico)     Puerto Rico                   None
Inc.
ESI Canada, Inc.                                      New Brunswick, Canada         None
ESI Canada Holdings, Inc.                             New Brunswick, Canada         None
Express Scripts Vision Corporation                    Delaware                      ESI Vision Care
IVTx, Inc.                                            Delaware                      None
ESI/VRx Sales Development Co.                         Delaware                      None
Great Plains Reinsurance Company                      Arizona                       None
Practice Patterns Science, Inc.                       Delaware                      None
(80% owned by ESI; 20% owned by management)
Managed Prescription Network, Inc.                    Delaware                      Columbia Pharmacy Solutions
Value Health, Inc.                                    Delaware                      None
Health Care Services, Inc.                            Pennsylvania                  None
MHI, Inc.                                             Nevada                        None
ValueRx, Inc.                                         Delaware                      None
ValueRx of Michigan, Inc.                             Michigan                      None
ValueRx Pharmacy Program, Inc.                        Michigan                      None
YourPharmacy.com, Inc.                                Delaware                      None